EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b)
UNDER THE SECURITIES EXCHANGE ACT AND 18 U.S.C. 1350

I, Peter G. Dornau, Chief Executive Officer of Ocean Bio-Chem, Inc. (the "Company"), hereby certify that, based on my knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2013	By:	/s/ Peter G. Dornau
Peter G. Dornau
Chairman of the Board, President and
Chief Executive Officer (Principal Executive Officer)